EXHIBIT 99.1

Release:          November 3, 2020

CP announces best-ever month for Canadian grain transport, exceeds 3 MMT for first time

CALGARY – Canadian Pacific (TSX: CP) (NYSE: CP) set a new record for shipping Canadian grain and grain products in October, with 3.04 million metric tonnes (MMT) moved, the first time ever CP has exceeded 3 MMT in a month. This exceeds the highest-ever record for a month, set in April 2020, by 6.9 percent. It also betters the previous October record of 2.66 MMT, set in 2019, by 14.2 percent.

“CP’s customers are managing strong and healthy supply chains to the ports, where new and expanded terminal capacity is facilitating very strong flows of grain,” said Joan Hardy, CP Vice-President Sales and Marketing Grain and Fertilizers. “The CP family of railroaders ensured our customers and farmers received strong service through harvest and in turn created robust performance across the network to continue setting grain-shipping records.”

CP continues to invest in its grain fleet with additional hopper cars coming into service each week. CP has so far placed 3,300 new hoppers into service out of a commitment for 5,900 laid out in 2018. The new high-efficiency cars carry 15 percent more grain volume and 10 percent more weight compared to the older cars they are replacing.

"CP's record-setting performance has enabled us to support the investments we have made in our grain-handling network, which includes port terminals on the east and west coasts,” said Darwin Sobkow, Chief Operations Officer of Richardson International. “This impressive performance is achieved at the time of year when grain movement is critical to all participants in the value chain, including farmers and international customers. CP has been able to respond to global demand for Canadian agricultural products, and through our collaborated efforts, has allowed us to set some monthly records of our own."

CP voluntarily publishes a weekly Canadian grain and grain product supply chain scorecard. The scorecard outlines CP's performance for the previous grain week and includes, when necessary, detailed information on any internal or external factors affecting grain movement. More information is available on CP’s website.

Note on forward-looking information

This news release contains certain forward-looking information and forward-looking statements (collectively, "forward-looking information") within the meaning of applicable securities laws. Forward-looking information includes, but is not limited to, statements concerning expectations, beliefs, plans, goals, objectives, assumptions and statements about possible future events, conditions, and results of operations or performance. Forward-looking information may contain statements with words or headings such as "will", "anticipate", "believe", "expect", "plan", "should" or similar words suggesting future outcomes.

This news release contains forward-looking information relating, but not limited to, our operations, priorities and plans, the impacts of COVID-19 on CP's business, anticipated growth in our high-capacity hopper car fleet, and capital expenditures, shipment capacity and completion.

The forward-looking information contained in this news release is based on current expectations, estimates, projections and assumptions, having regard to CP's experience and its perception of historical trends, and includes, but is not limited to, expectations, estimates, projections and assumptions relating to: North American and global economic growth; commodity demand growth; agricultural production; commodity prices and interest rates; performance of our assets and equipment; sufficiency of our budgeted capital expenditures in carrying out our business plan; our ability to complete our capital and maintenance projects on the timelines anticipated; applicable laws, regulations and government policies; the availability and cost of labour, services and infrastructure; the satisfaction by third parties of their obligations to CP; the anticipated impacts of the novel strain of coronavirus (and the disease known as COVID-19); and capital investments by third parties. Although CP believes the expectations, estimates, projections and assumptions reflected in the forward-looking information presented herein are reasonable as of the date hereof, there can be no assurance that they will prove to be correct. Current conditions, economic and otherwise, render assumptions, although reasonable when made, subject to greater uncertainty.

Undue reliance should not be placed on forward-looking information as actual results may differ materially from those expressed or implied by forward-looking information. By its nature, CP's forward-looking information involves inherent risks and uncertainties that could cause actual results to differ materially from the forward looking information, including, but not limited to, the following factors: changes in business strategies; general North American and global economic, credit and business conditions; risks associated with agricultural production, such as weather conditions and insect populations; the availability and price of energy commodities; the effects of competition and pricing pressures; industry capacity; shifts in market demand; changes in commodity prices; uncertainty surrounding timing and volumes of commodities being shipped via CP; inflation; changes in laws, regulations and government policies, including regulation of rates; changes in taxes and tax rates; potential increases in maintenance and operating costs; changes in fuel prices; uncertainties of investigations, proceedings or other types of claims and litigation; labour disputes; risks and liabilities arising from derailments; transportation of dangerous goods; timing of completion of capital and maintenance projects; currency and interest rate fluctuations; trade restrictions or other changes to international trade arrangements; climate change; various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, and cybersecurity attacks, as well as security threats and governmental response to them, and technological changes; and the pandemic created by the outbreak of the novel strain of coronavirus (and the disease known as COVID-19) and resulting effects on economic conditions, the demand environment for logistics requirements and energy prices, restrictions imposed by public health authorities or governments, fiscal and monetary policy responses by governments and financial institutions, and disruptions to global supply chains. The foregoing list of factors is not exhaustive. These and other factors are detailed from time to time in reports filed by CP with securities regulators in Canada and the United States. Reference should be made to "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Forward-Looking Statements" in CP's annual and interim reports on Form 10-K and 10-Q.

The forward-looking information contained in this news release is made as of the date hereof. Except as required by law, CP undertakes no obligation to update publicly or otherwise revise any forward-looking information, or the foregoing assumptions and risks affecting such forward-looking information, whether as a result of new information, future events or otherwise.

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